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                                                            Exhibit 99.(j)(2)

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 25, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report to Shareholders of JPMorgan Global Strategic Income Fund, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
May 18, 2006